Exhibit (g)(27)

June 25, 2020

Sean Wall

BNP Paribas, acting through its New York Branch

787 Seventh Avenue

New York, NY 10019

VIA FEDERAL EXPRESS

Dear Mr. Wall:

Please be advised of the following:

●   Janus Investment Fund (the “Trust”) has changed the name of Janus Henderson Global Technology Fund to Janus Henderson Global Technology and Innovation Fund, effective as of January 28, 2020.

●   The Trustees of the Trust have previously approved plans to liquidate and terminate the following Funds:

◾  Janus Henderson U.S. Growth Opportunities Fund, effective

         February 7, 2020;

◾  Janus Henderson All Asset Fund, effective June 25, 2019;

◾  Janus Henderson International Small Cap Fund, effective on or about May 22, 2020; and

Janus Henderson Diversified Alternatives Fund, effective on or about June 12, 2020;

●   The Trustees of the Trust approved the establishment of Janus Henderson Global Sustainable Equity Fund as a new series of the Trust, effective on or about June 25, 2020.

●   The above changes are reflected in a revised Appendix 1 to the existing Custody Contract between the Trust and BNP Paribas, acting through its New York branch, which is attached to this letter.

151 Detroit Street, Denver, CO 80206
T (303) 336 4000
janushenderson.com
Janus Capital Management LLC serves as an investment adviser.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one copy to the Trust and retaining one copy for your records.

By:	/s/ Jesper Nergaard
Jesper Nergaard
Vice President, Chief Financial Officer, Treasurer
and Principal Accounting Officer

BNP Paribas, acting through its New York Branch

By:	/s/ Sean Wall

APPENDIX 1

LIST OF PORTFOLIOS

Janus Investment Fund

●	Janus Henderson Absolute Return Income Opportunities Fund
●	Janus Henderson Adaptive Global Allocation Fund
●	Janus Henderson Asia Equity Fund
●	Janus Henderson Balanced Fund
●	Janus Henderson Contrarian Fund
●	Janus Henderson Developed World Bond Fund
●	Janus Henderson Dividend & Income Builder Fund
●	Janus Henderson Emerging Markets Fund
●	Janus Henderson Emerging Markets Managed Volatility Fund
●	Janus Henderson Enterprise Fund
●	Janus Henderson European Focus Fund
●	Janus Henderson Flexible Bond Fund
●	Janus Henderson Forty Fund
●	Janus Henderson Global Allocation Fund – Conservative
●	Janus Henderson Global Allocation Fund – Growth
●	Janus Henderson Global Allocation Fund – Moderate
●	Janus Henderson Global Bond Fund
●	Janus Henderson Global Equity Income Fund
●	Janus Henderson Global Income Managed Volatility Fund
●	Janus Henderson Global Life Sciences Fund
●	Janus Henderson Global Real Estate Fund
●	Janus Henderson Global Research Fund
●	Janus Henderson Global Select Fund
●	Janus Henderson Global Sustainable Equity Fund
●	Janus Henderson Global Technology and Innovation Fund
●	Janus Henderson Global Value Fund
●	Janus Henderson Government Money Market Fund
●	Janus Henderson Growth and Income Fund
●	Janus Henderson High-Yield Fund
●	Janus Henderson International Managed Volatility Fund
●	Janus Henderson International Opportunities Fund
●	Janus Henderson International Value Fund
●	Janus Henderson Large Cap Value Fund
●	Janus Henderson Mid Cap Value Fund
●	Janus Henderson Money Market Fund
●	Janus Henderson Multi-Sector Income Fund
●	Janus Henderson Overseas Fund
●	Janus Henderson Research Fund
●	Janus Henderson Short-Term Bond Fund
●	Janus Henderson Small-Mid Cap Value Fund
●	Janus Henderson Small Cap Value Fund
●	Janus Henderson Triton Fund

●	Janus Henderson U.S. Managed Volatility Fund
●	Janus Henderson Value Plus Income Fund
●	Janus Henderson Venture Fund